UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

BREEZE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43280	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 W. John Carpenter Fwy., Suite 100-929
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 273-9001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 per share	BREZ	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one ordinary share, par value $0.0001	BREZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 28, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Breeze Acquisition Corp. II (the “Company”), after discussion with the Company’s independent registered public accounting firm, CBIZ CPAs P.C. (“CBIZ”), and its legal advisors, concluded that the Company’s previously issued audited balance sheet as of May 14, 2026, included in the Company’s previously filed Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 2, 2026 (the “Affected Financial Statement”), should no longer be relied upon due to an error in accounting as described below.

The restatement relates to inappropriately accounting for fees and obligations owed to legal advisors (the “Advisors”) pursuant to an Engagement Letter (the “Engagement Letter”) between the Advisors, the Company and Breeze Sponsor II, LLC (the “Sponsor”), to provide strategic legal and advisory services to the Company for services performed in relation to the Company’s Initial Public Offering (“IPO”). Pursuant to the Engagement Letter, the Advisors were to receive compensation of up to $3,200,000, which included (1) cash consideration totaling $2,200,000 with $1,150,000 payable at the closing of the IPO and an additional $350,000 payable each quarter end thereafter for the next three fiscal quarters following the IPO; and (2) $1,000,000 of equity consideration payable through the transfer of 100,000 Founder Shares of the Company held by the Sponsor, with any value shortfall being paid in cash or additional Founder Shares.

As of the IPO closing on May 14, 2026, the Company originally recorded accrued expenses of $1,957,000 for the remaining cash consideration payments, $93,000 of additional paid in capital for equity consideration, in addition to the $1,150,000 cash payment paid by the Company from proceeds of the sale of private placement units to the Sponsor as offering costs. As of May 14, 2026, the Advisors performed no services for the Company or the Sponsor, and the Company determined that the $1,150,000 cash payment to the Advisors is owed to the Company and should have been recorded as a receivable, and the accrued expenses, offering costs, and additional paid in capital should not have been recorded.

Based on the Company’s analysis, the Audit Committee concluded that the Affected Financial Statement should be restated to reflect management’s re-evaluation of the accounting treatment to exclude the accrued expenses of $1,957,000 for the remaining cash consideration payments, $93,000 of additional paid in capital for equity consideration and reclassify the $1,150,000 of offering costs due from Sponsor, and accordingly, the originally filed Financial Statement should no longer be relied upon.

The Company intends to promptly file restated audited financial statements for the affected period in an amendment to this Current Report on Form 8-K. The restated financial statements will also be reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The Company identified that internal controls were ineffective and that a material weakness exists in its internal control over financial reporting related to reviewing service contracts with vendors to identify the counterparty and determine if an obligation exists and is owed to vendors. As a result of the inadequate controls surrounding contract review, the Company inappropriately recorded an obligation that did not exist and disbursed cash under that related obligation. Management is in the process of implementing remediation procedures to address the control deficiency that led to the material weakness. The remediation plan includes, but is not limited to, the implementation of additional review procedures of executed contracts to identify the counterparty and determine if certain terms or provisions result in the existence of an obligation.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with CBIZ, the Company’s independent registered public accounting firm.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of restated audited financial statements in an amendment to this Current Report on Form 8-K and in its Quarterly Report on Form 10-Q, the details and expected impact of the restatement, the Company’s remediation plan with respect to the material weakness in internal control over financial reporting, and any other non-historical statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE ACQUISITION CORP. II

By:	/s/ J. Douglas Ramsey
J. Douglas Ramsey, Ph.D.
Chief Executive Officer and Chief Financial Officer

Dated: August 28, 2026

2